UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 23, 2023
(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23702	13-3588231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York	11104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

On October 23, 2023, Steven Madden, Ltd. (the “Company”) and certain subsidiaries of the Company acting as guarantors (the “Guarantors”) entered into a Third Amendment to Credit Agreement (the “Amendment”) that amended the Company’s Credit Agreement, dated as of July 22, 2020, among the Company, the Guarantors, the financial institutions listed therein, and Citizens Bank, N.A., as administrative agent, as previously amended (the “Existing Agreement” and as amended by the Amendment, the “Credit Agreement”).

The Amendment amended the Existing Agreement to accommodate changes made to the Company’s factoring arrangement with The CIT Group/Commercial Services, Inc. (“CIT”) pursuant to the Notification Factoring Rider referenced below.

As of October 23, 2023, the Credit Agreement continued to provide for a $150 million revolving credit facility scheduled to mature on March 20, 2027, and no loans or letters of credit were outstanding under the Credit Agreement.

Notification Factoring Rider to the Credit Approved Receivables Purchasing Agreement

On October 23, 2023, the Company and Daniel M. Friedman & Associates, Inc. (“DMFA”), a wholly-owned subsidiary of the Company, also entered into a Notification Factoring Rider to the Credit Approved Receivables Purchasing Agreement (“Notification Factoring Rider”) that amended and supplemented that certain Credit Approved Receivables Purchasing Agreement (the “Factoring Agreement”), dated April 3, 2023, among the Company, DMFA and certain of the Company’s other subsidiaries party thereto (collectively with the Company, the “Madden Entities”), and CIT. The Notification Factoring Rider enables certain receivables generated from assets acquired by DMFA from Turn On Products Inc. d/b/a Almost Famous (“Post-Acquisition Receivables”), which assets were acquired by DMFA on October 20, 2023, to be subject to the Factoring Agreement.

The Notification Factoring Rider modifies the Factoring Agreement to require, in respect of certain Post-Acquisition Receivables, payment to CIT of a base fee ranging from 0.10% to 0.20% of the gross face amount of such Post-Acquisition Receivables assigned to CIT for collection. CIT will generally assume the credit risk resulting from a customer’s financial inability to make payment with respect to certain credit approved Post-Acquisition Receivables. The Company or DMFA may terminate the Notification Factoring Rider, separately from the Factoring Agreement, by giving CIT at least 10 days’ prior written notice of termination. As with monies due and to become due under the Factoring Agreement generally, monies due and to become due to the Company and DMFA under the Notification Factoring Rider are pledged in favor of the Agent to secure obligations under or in connection with the Credit Agreement.

The foregoing summary of the Amendment and the Notification Factoring Rider is not complete and is qualified in its entirety by reference to (1) the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and (2) the Notification Factoring Rider, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated as of October 23, 2023, among Steven Madden, Ltd., the other loan parties party thereto, the lenders party thereto, and Citizens Bank, N.A., as administrative agent (which includes the marked Credit Agreement as Annex I thereto).

10.2	Notification Factoring Rider to the Credit Approved Receivables Purchasing Agreement, dated as of October 23, 2023, among Steven Madden, Ltd., Daniel M. Friedman & Associates, Inc., and The CIT Group/Commercial Services, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2023

STEVEN MADDEN, LTD.

By:	/s/ Zine Mazouzi
Name:	Zine Mazouzi
Title:	Chief Financial Officer